Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

	Percentage of	State or Jurisdiction
Name	Securities Owned	Of Incorporation
AMG Trading, L.L.C.	100%	Delaware
B-F Korea, L.L.C.	100%	Delaware
Brown-Forman Arrow Continental Europe, L.L.C.	100%	Kentucky
Brown-Forman Australia Pty. Ltd.	100%	Australia
Brown-Forman Beverages Japan, L.L.C.	100%	Delaware
Brown-Forman Beverages North Asia, L.L.C.	100%	Delaware
Brown-Forman Italy, Inc.	100%	Kentucky
Brown-Forman Thailand, L.L.C.	100%	Delaware
Canadian Mist Distillers, Limited	100%	Ontario, Canada
Chambord Liqueur Royale de France	100%	France
Early Times Distillers Company	100%	Delaware
Finlandia Vodka Worldwide Ltd.	100%	Finland
Heddon’s Gate Investments, Inc.	100%	Delaware
Jack Daniel’s Properties, Inc.	100%	Delaware
Limited Liability Company Brown-Forman Ukraine	100%	Ukraine
Sonoma-Cutrer Vineyards, Inc.	100%	California
Southern Comfort Properties, Inc.	100%	California
Washington Investments, L.L.C.	100%	Kentucky
Woodford Reserve Stables, L.L.C.	100%	Kentucky
Longnorth Limited	100% (1) (2)	Ireland
Clintock Limited	100% (1) (3)	Ireland
Brown-Forman Netherlands, B.V.	100% (2)	Netherlands
BFC Tequila Limited	100% (3)	Ireland
Jack Daniel Distillery, Lem Motlow, Prop., Inc.	100% (4)	Tennessee
Brown-Forman Korea Ltd.	100% (5)	Korea
Brown-Forman Worldwide (Shanghai) Co., Ltd.	100% (6)	China
Brown-Forman Czech & Slovak Republics, s.r.o.	100% (7)	Czech Republic
Brown-Forman Polska Sp. z o.o.	100% (7)	Poland
Brown-Forman Beverages Worldwide, Comercio de Bebidas Ltda.	100% (8)	Brazil
Brown-Forman Worldwide, L.L.C.	100% (8)	Delaware
Amercain Investments, C.V.	100% (9)	Netherlands
Brown-Forman Holding Mexico S.A. de C.V.	100% (10)	Mexico
Distillerie Tuoni e Canepa Srl	100% (11)	Italy
Brown-Forman Beverages Europe, Ltd.	100% (12)	United Kingdom
Brown-Forman Dutch Holding, B.V.	100% (12)	Netherlands
Brown-Forman Spirits Trading, L.L.C.	100% (13)	Turkey
Brown-Forman Tequila Mexico, S. de R.L. de C.V.	100% (14)	Mexico
Valle de Amatitan, S.A. de C.V.	100% (14)	Mexico
Cosesa-BF S. de R.L. de C.V.	100% (15)	Mexico

The companies listed above constitute all active subsidiaries in which Brown-Forman Corporation owns, either directly or indirectly, the majority of the voting securities.  No other active affiliated companies are controlled by Brown-Forman Corporation.

(1)	Includes qualifying shares assigned to Brown-Forman Corporation.
(2)	Owned by Amercain Investments C.V.
(3)	Owned by Longnorth Limited.
(4)	Owned by Jack Daniel’s Properties, Inc.
(5)	Owned by B-F Korea, L.L.C.
(6)	Owned by Brown-Forman Beverages North Asia, L.L.C.
(7)	Owned 81.8% by Brown-Forman Netherlands, B.V. and 18.2% by Brown-Forman Beverages Europe, Ltd.
(8)	Owned 99% by Brown-Forman Corporation and 1% by Early Times Distillers Company.
(9)	Owned 90% by Brown-Forman Corporation and 10% by Heddon’s Gate Investments, Inc.
(10)	Owned 52.01% by Brown-Forman Netherlands, B.V. and 47.99% by Brown-Forman Corporation.
(11)	Owned 37% by Brown-Forman Netherlands, B.V. and 63% by Brown-Forman Italy, Inc.
(12)	Owned by Brown-Forman Netherlands, B.V.
(13)	Owned 90% by AMG Trading, L.L.C. and 10% by Brown-Forman Worldwide, L.L.C.
(14)	Owned 99% by Brown-Forman Holding Mexico S.A. de C.V. and 1% by Early Times Distillers Company.
(15)	Owned 99.9972% by Brown-Forman Holding Mexico S.A. de C.V. and 0.00277% by Early Times Distillers Company.